UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 18, 2015
Date of Earliest Event Reported: May 15, 2015

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

       Macy's annual meeting of the shareholders was held on May 15, 2015 in Cincinnati, Ohio. The following is a summary of the matters voted on at the meeting:

(1)  Shareholders approved the election of thirteen directors for a one-year term expiring at the 2016 annual meeting of Macy's shareholders, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen F. Bollenbach	265,846,612	12,595,900	1,703,728	19,685,179
John A. Bryant	276,855,022	1,682,818	1,608,400	19,685,179
Deirdre P. Connelly	276,692,008	1,729,828	1,724,404	19,685,179
Meyer Feldberg	273,376,624	5,090,272	1,679,344	19,685,179
Leslie D. Hale	277,073,285	1,465,049	1,607,906	19,685,179
Sara Levinson	272,144,675	6,188,233	1,813,332	19,685,179
Terry J. Lundgren	255,253,263	21,531,659	3,361,318	19,685,179
Joseph A. Neubauer	270,150,679	6,491,794	3,503,767	19,685,179
Joyce M. Roché	274,320,103	3,901,832	1,924,305	19,685,179
Paul C. Varga	276,552,324	1,854,496	1,739,420	19,685,179
Craig E. Weatherup	273,843,176	4,656,074	1,646,990	19,685,179
Marna C. Whittington	271,812,075	4,889,642	3,444,523	19,685,179
Annie Young-Scrivner	276,898,340	1,630,888	1,617,012	19,685,179

(2)    Shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2016, as follows:

For	Against	Abstain	Broker Non-Votes
293,163,380	4,679,161	1,988,878	N/A

(3)    Shareholders approved the non-binding advisory vote to approve named executive officer compensation, as follows:

For	Against	Abstain	Broker Non-Votes
267,553,250	9,782,245	2,810,745	19,685,179

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 18, 2015	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Executive Vice President and Controller